Exhibit 21.1

Shea Homes Limited Partnership List of Subsidiaries

Name of Company	Jurisdiction of Formation
Highlands Ranch Development Corporation	Colorado
Monty Green Holdings, LLC	Delaware
Mountainbrook Village Company	Arizona
Partners Insurance Company	Hawaii
Serenade at Natomas, LLC	California
Seeven Summits Lodge, LLC	Delaware
Seville Golf and Country Club LLC	Arizona
SFHB 1, LLC	Delaware
SFHB Management, LLC	Delaware
SH AA Development, LLC	Delaware
SH AA Tehaleh, LLC	Delaware
SH Cascades, LLC	Florida
SH Jubilee, LLC	Delaware
SH Jubilee Management, LLC	Delaware
SH Lake Norman Manager, LLC	Delaware
SH Lake Norman Associates, LLC	Delaware
SH PA2 Development, LLC	Delaware
SH Tegavah Manager, LLC	Delaware
SH Tegavah Associates, LLC	Delaware
SH WR Marketing, LLC	Delaware
SH Vistancia West Associates, LLC	Delaware
SHALC GC, Inc.	Delaware
Shea Capital II, LLC	Delaware
Shea Communities Marketing Company	Delaware
Shea Financial Services, Inc.	California
Shea Homes, Inc.	Delaware
Shea Homes Active Adult, LLC	Delaware
Shea Homes Arizona Limited Partnership	Arizona
Shea Homes Houston, LLC	Delaware
Shea Homes at Montage, LLC	California
Shea Homes Southwest, Inc.	Arizona
Shea Homes Vantis, LLC	California
Shea Insurance Services, Inc.	California
Shea La Quinta, LLC	California
Shea Otay Village 11, LLC	California
Shea Proctor Valley, LLC	California
Shea Properties of Colorado, Inc.	Colorado
Shea Riverpark Developers, LLC	Delaware
Shea Tonner Hills, LLC	Delaware
Shea Victoria Gardens, LLC	Florida
SHI JV Holdings, LLC	Delaware
SHLP JV Holdings, LLC	Delaware
SRD Management LLC	California
Tower 104 Gathering, LLC	Colorado
Tower 104 Oil, LLC	Colorado
Trilogy Antioch, LLC	California
UDC Advisory Services, Inc.	Illinois
UDC Homes Construction, Inc.	Arizona
Vistancia, LLC	Delaware
Vistancia Construction, LLC	Delaware
Vistancia Marketing, LLC	Delaware